    As filed with the Securities and Exchange Commission on November 7, 1997
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                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement        / / Confidential, for Use of the
                                           Commission Only (as permitted
                                           by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/x/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Starwood Lodging Trust
                          Starwood Lodging Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required.

/x/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Common Stock, no par value, of ITT Corporation ("ITT Common Stock")
    (2) Aggregate number of securities to which transaction applies:
        126,977,915, the number of shares of ITT Common Stock outstanding at the close of business on October 17, 1997, assuming the exercise of all then outstanding options and warrants to purchase ITT Common Stock
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $74.2815, the average of the high and low prices of ITT Common Stock on October 31, 1997, as reported on the New York Stock Exchange, Inc. Consolidated Transactions Tape
    (4) Proposed maximum aggregate value of transaction: $9,432,109,993
    (5) Total fee paid: $1,886,422


/ / Fee paid previously with preliminary materials.

/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:  $2,165,601

    (2) Form, Schedule or Registration Statement No.:  333-39409 and
        333-39409-01

    (3) Filing Parties: Starwood Lodging Trust and Starwood Lodging
        Corporation

    (4) Date Filed:  November 4, 1997

FOR IMMEDIATE RELEASE

CONTACT:  Starwood Lodging Trust:
          Ron Brown (602) 852-3900
          Debi Ford (602) 852-3370

          Burson-Marsteller:
          Kirk Brewer (212) 614-4632
          Ashley Chapman (212) 614-4619

           STARWOOD LODGING INCREASES OFFER FOR ITT TO $85 PER SHARE

                 ACCRETION TO STARWOOD FFO OF APPROXIMATELY 17%

Phoenix, AZ, November 7, 1997 -- Starwood Lodging Trust and Starwood Lodging Corporation (collectively the "Company" or "Starwood," NYSE: HOT) last night delivered a proposed amendment to its agreement to acquire ITT to the ITT Board of Directors.

In the letter, Starwood's Chairman and CEO Barry S. Sternlicht said:

     "Starwood proposes to increase the consideration to be paid in the Merger to $85 per share of Company Common Stock ..., with ITT shareholders able to elect to receive up to 30% (but not less than 18%) of the aggregate consideration calculated at $85 per share in cash, with the remainder to be paid in paired shares of Starwood Lodging (subject to the existing "collar" provisions of the Merger Agreement); in addition, such consideration will be increased (in cash) by 7% per annum to the extent the Merger occurs after February 1, 1998."

In addition to the letter, Mr. Sternlicht said, "Our revised offer is clearly superior to the Hilton bid. We have responded to the desires of ITT's constituencies by giving ITT shareholders the ability to elect between cash and Starwood paired shares. Indeed, several large shareholders representing approximately 20% of ITT's shareholders have indicated their intention to take substantially all stock in the transaction. These shareholders are common to both our companies and understand the value, superior track record and the true facts about our company and its growth prospects.

"Moreover, by promising interest in the event our transaction closes after February 1st, we have demonstrated our conviction and our ability to close our merger quickly. Since we announced our definitive agreement, our stock has never closed below the midpoint of the collar despite the market's recent volatility. Though we have raised our offer significantly, the transaction remains materially accretive. This is in large part due to better financing quotes and slightly higher expected sales prices for certain assets than originally modeled. We have the facts. Our synergies are real and the revised offer clearly puts us way ahead of Hilton on all counts.

"This is an outstanding transaction for both our companies and our shareholders. We look forward to amending our Merger Agreement with ITT and proceeding to a prompt closing of our merger."

Starwood Lodging Trust is the largest hotel REIT in the United States and conducts all of its business as general partner of SLT Realty Limited Partnership. Starwood Lodging Corporation, which conducts substantially all of its business as managing general partner of SLC Operating Limited Partnership, leases properties from the Trust and operates them directly or through third party management companies.

Statements in this press releases that are not strictly historical are "forward-looking" statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Starwood Lodging believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Forward-looking statements involve known and unknown risks which may cause Starwood Lodging's actual results to differ materially from expected results. Factors that could cause results to differ materially from Starwood Lodging's exceptions include, without limitation, completion of the acquisition described in this press release and futures acquisitions, the availability of capital for acquisitions and for renovations, the ability to maintain existing franchise, management and representation agreements and to obtain new ones on current terms. Competition within the lodging industry, the cyclicality of the real estate business and the hotel business, real estate and economic conditions and other risks detailed from time to time in Starwood Lodging's SEC reports including quarterly reports on form 10Q, reports on 8K and annual reports on form 10K.

                                      ###

                                    Hilton,
                                 Let's Set the
                                Record Straight


HILTON (HLT) FICTION                         STARWOOD (HOT) FACTS*


Hilton is offering $80 a share for ITT.      Hilton is offering $71.73 a share,
                                             plus a CVR valued at approximately $5.00 a share.
                                             The CVR is a dangerous weapon that almost killed
                                             Viacom in 1995. HOT's bid is $82.
____________________________________________________________________________________________________

"Starwood doesn't have a hotel business."    Starwood manages nearly 58,000 hotel rooms. Starwood
                                             owns more than five times the number of hotels as HLT.
____________________________________________________________________________________________________

"Starwood has five employees."               Starwood has over 40,000 employees.
____________________________________________________________________________________________________

Hilton's stock is better currency than       Since February 1996, Starwood's total return has been
Starwood.                                    171% vs. Hilton's 72%.
____________________________________________________________________________________________________

"I will not raise my offer."                 Hilton has raised its offer three times, and has launched a
"I will not raise my offer."                 verbal attack filled with inaccuracies against Starwood, its
"I will not raise my offer."                 structure and its employees.
____________________________________________________________________________________________________

Hilton claims that Starwood's                Starwood's structure eliminates conflicts of interest, and the total
paired-share status allows Starwood          taxes paid, including taxes on dividends, may exceed those by Hilton
to pay more than HLT.                        in the ITT merger.
____________________________________________________________________________________________________

                                             Starwood pays franchise fees on 80 hotels which can be converted to
Hilton claims its synergies are real,        Sheratons and such fees eliminated. Real synergies in marketing, purchasing,
but Starwood's are not.                      insurance, personnel and technology should exceed $100 million. ITT has already announced cuts in gaming overhead from $15 million to $1 million.
____________________________________________________________________________________________________

Starwood's transaction would close in        In fact, Starwood's definitive transaction should close in late January 1998.
six to nine months.
____________________________________________________________________________________________________

Starwood trades at a significantly           Starwood has executed $3.2 billion in strategic acquisitions and Starwood's
higher multiple.                             FFO per share has grown 36% per annum since 1995.
____________________________________________________________________________________________________

Hilton can't compete with Starwood's         Other hotel REITs, hotel companies and investors acquired over 100,000 hotel rooms
paired-share structure.                      over the past year. Hilton acquired just one new hotel in 1997.


                              Whom do you believe?

                          Starwood Lodging Corporation

   *Pro forma for the Westin transaction, expected to close January 2, 1998.

                         PAIRED-SHARE REITS, EXPLAINED

                          (It's Not That Complicated)


                      [Starwood Lodging Corporation Logo]


A FEW FACTS ABOUT PAIRED-SHARE REITS


From:  Barry S. Sternlicht, Chairman, Starwood Lodging


It's not that complicated:


- In a paired-share REIT, the management company pays corporate taxes.

- Shareholders of paired-share REITs pay taxes on dividends.

- A paired-share REIT must dividend 95% of the REIT's taxable income to its shareholders.


The advantage of paired-share REITs is the elimination of conflicts, not the elimination of taxes.


Rep. Bill Archer, head of the House Ways and Means Committee, said of paired-share REITs, "They were grandfathered in by the law. It is the law of the land, and I am rarely supportive of going back and doing things retroactively."

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                             Telephone 602-852-3900